CONSENT OF CHRIS MCCANN

January 23, 2026

VIA EDGAR

United States Securities and Exchange Commission

Re:	Form F-3 Registration Statement of Americas Gold and Silver Corporation (the "Company")

I, Chris McCann hereby consent to the use of my name in connection with reference to my involvement in the preparation and review of the following technical information (collectively, the "Technical Information"):

  the scientific or technical information in the Company's Management's Discussion and Analysis for the year ended December 31, 2024;
  certain technical information contained the Company's Annual Information Form for the fiscal year ended December 31, 2024;
  the scientific and technical information relating to the operation of the Company's material operating mining properties contained Company's Management's Discussion and Analysis for the three months ended March 31, 2025;
  the following estimates:
  depletion of the mineral reserves and mineral resources to December 31, 2023 for the San Rafael mineral estimate;
  depletion of the mineral reserves and mineral resources to December 31, 2023 for the El Cajón mineral estimate;
  depletion of the mineral reserves and mineral resources to December 31, 2023 for the Zone 120 mineral estimate;
  depletion of the mineral reserves and mineral resources to December 31, 2023 for the Nuestra Señora mineral estimate;
  depletion of the mineral reserves and mineral resources to December 31, 2023 for the Galena Complex mineral estimate;

and to the use of any extracts from, or summary of, the Technical Information in, or incorporated into, the Registration Statement on Form F-3 of the Company being filed with the United States Securities and Exchange Commission, and any amendment thereto (the “Form F-3”), and the use of any information derived, summarized, quoted or referenced from the Technical Information, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form F-3.

I certify that I have read the Form F-3 and the documents incorporated by reference therein and that it fairly and accurately represents the information in the Technical Information for which I am responsible.

/s/ Chris McCann
Chris McCann